Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-64710) pertaining to the Sterling Bancorp/Sterling National Bank 401(k) Plan of our report dated July 13, 2009, with respect to the financial  statements and supplemental schedules of the Sterling Bancorp/Sterling National Bank 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ AMPER, POLITZINER & MATTIA, LLP

New York, New York
July 13, 2009